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                                                                EXHIBIT 12
                                                 FORM 10-Q for the Quarter
                                                      Ended June 30, 1998
                                                          File No. 1-11237

                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES*
                             (Dollars in Thousands)
                                   (Unaudited)

                                                            For the
                                                        six months ended
                                                         June 30, 1998
                                                        ----------------
Earnings from continuing operations:

Income before income taxes                                $ 46,607

Add:  Fixed charges included in income before
 income taxes                                              243,248
                                                          --------

Total earnings from continuing operations, as adjusted     289,855
                                                          --------

Total fixed charges*                                      $243,248

                                                          ========
Ratio of earnings to fixed charges                            1.19
                                                          ========


* Fixed charges include interest on indebtedness and a portion of rentals representative of the interest factor. Fixed charges do not include distributions on Company-obligated preferred securities of the Company's subsidiaries.

                                       21





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